UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2021

VERTIV HOLDINGS CO
Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Dearborn Drive, Columbus, Ohio 43085
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference.

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 21, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Vertiv Holdings Co (the “Company”), in response to the statement released by the U.S. Securities and Exchange Commission (the “SEC”) with respect to the balance sheet classification of certain contracts that may be settled in an entity’s stock, such as warrants, and after discussion with its independent registered public accounting firm, Ernst & Young LLP, its valuation firm and its legal advisors, concluded that the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2020 included in our Annual Report on Form 10-K and the Company’s unaudited condensed consolidated financial statements for the three months ended and year-to-date periods ended March 31, 2020, June 30, 2020 and September 30, 2020 (collectively, the “Impacted Filings”) included in our previously filed Quarterly Reports on Form 10-Q for those periods should be restated to reflect the impact of this guidance by the SEC and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company's financial results for the Impacted Filings should no longer be relied upon.

Background

On April 12, 2021, the SEC issued a statement (the “Statement”) on the accounting and reporting considerations for warrants issued by special purpose acquisition companies. The Statement referenced the guidance included in U.S. Generally Accepted Accounting Principles that entities must consider in determining whether to classify contracts that may be settled in its own stock, such as warrants, as equity or as an asset or liability.

After considering the Statement, the Company re-evaluated its historical accounting for its warrants and concluded it must amend the accounting treatment of the public warrants and private placement warrants (collectively, the “Warrants”) issued in connection with the initial public offering of GS Acquisition Holdings Corp (“GSAH”) and recorded to the Company’s consolidated financial statements as a result of the Company’s merger with GSAH (the “Merger”) and the reverse recapitalization that occurred on February 7, 2020. At that time, the Warrants were presented within equity and did not impact any reporting periods prior to the Merger.

Because the Warrants may be settled in cash upon the occurrence of a tender offer or exchange that involves 50% or more of the Company’s Class A shareholders, an event that is outside the control of the Company, the Company has concluded that the Warrants do not meet the conditions to be classified within equity under the Statement and should be presented as a liability and marked to fair value each reporting period. The Company intends to promptly file restated financial statements for the year ended December 31, 2020 on Form 10-K/A. The relevant unaudited interim financial information for each of the quarters ended during the year ended December 31, 2020 will also be restated in the Form 10-K/A.

In light of the restatement discussed above, the Company has reassessed the effectiveness of its disclosure controls and procedures and internal controls over financial reporting as of December 31, 2020, and has concluded that its remediation plan of its previously disclosed material weaknesses will be expanded to address this matter to improve the process and controls in the determination of the appropriate accounting and classification of our financial instruments and key agreements. As a result of the restatement, we expect to recognize incremental non-operating expense of $140 million to $160 million. We expect that there will be no impact to our historically reported cash and cash equivalents, or cash flows from operating, investing or financing activities. We anticipate that the first quarter 2021 non-operating expense will be between $10 million and $15 million. All estimates contained in this report are subject to change as management completes the Form 10-K/A, and the Company’s independent registered public accounting firms has not audited or reviewed these estimates or ranges. An audit of annual financial statements and/or review of quarterly financial statements could result in material changes to these ranges and estimates. Further details and remediation plans will be included in the Company’s Form 10-K/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 7.01 Regulation FD

The information set forth under 4.02 is incorporated into this Item 7.01 by reference.

On April 22, 2021, the Company issued a press release related to the matters described in Item 4.02. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Vertiv Holdings Co, dated April 22, 2021, reporting restatement of previously issued financial statements related to accounting for warrants issued by SPACs
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2021	Vertiv Holdings Co
/s/ David Fallon
Name: David Fallon
Title: Chief Financial Officer